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                                                                    EXHIBIT 10.1



                            SHARE PURCHASE AGREEMENT

                  THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of September 24, 2001, by and among eLOYALTY CORPORATION, a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor" and all of which are collectively referred to herein as the "Investors."

                                    RECITALS

                  WHEREAS, the Company desires to sell and the Investors desire to purchase shares of the Company's 7% Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Purchase and Sale of Shares.

                  1.1. Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase, and the Company agrees to sell and issue to each Investor, (i) in the case of the TCV Investors (as defined in Exhibit A hereto), 60% (rounded to the nearest whole share) of the number of Shares (as defined in Exhibit A-1 hereto) of Series B Preferred Stock as determined pursuant to Exhibit A-1 hereto (the "TCV Shares"), with each TCV Investor purchasing that percentage of the TCV Shares as is set forth opposite its name on Exhibit A under the column entitled "Percentage of TCV Shares," and (ii) in the case of the SH Investors (as defined in Exhibit A hereto), the balance of the Shares not to be purchased by the TCV Investors as determined pursuant to clause (i) of this sentence (the "SH Shares"), with each SH Investor purchasing that percentage of the SH Shares as is set forth opposite its name on Exhibit A under the column entitled "Percentage of SH Shares." Notwithstanding anything herein, in no event shall any Investor be required to purchase Shares if the aggregate Purchase Price (as defined below) with respect thereto exceeds the amount shown opposite such Investor's name on Exhibit A hereto under the column entitled "Maximum Aggregate Investment." The Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the form of certificate of designation for the Series B Preferred Stock attached hereto as Exhibit B, as modified pursuant to Section 6.13 (the "Certificate of Designation").

                  1.2. Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, concurrently


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with the closing of the Rights Offering (as defined below) and upon satisfaction or waiver of the conditions set forth in Section 7 and Section 8 hereof (which time and place are designated as the "Closing"). At the Closing, each Investor agrees, severally but not jointly, to purchase, and the Company agrees to sell and issue to each Investor at the Closing, that number of Shares as shall be calculated pursuant to Section 1.1, above, at a purchase price per Share equal to the lesser of: (i) $5.10 and (ii) the amount which is (a) ninety percent
(90%) of the average last sale price for the Company's common stock, par value $.01 per share (the "Common Stock"), prior to giving effect to the Reverse Split Amendment, as defined in Section 6.8, on The Nasdaq Stock Market for the twenty trading days through and including the fourth trading day prior to the date of the Closing, multiplied by (b) ten (the lesser of (i) and (ii), the "Purchase Price"). For purposes of this Section 1.2, if the Common Stock ceases to be traded on The Nasdaq National Market, thereafter the average last sale prices shall be computed based on the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter or other market in which the Common Stock is principally traded. At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the Shares which such Investor has purchased hereunder against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

         2. Representations and Warranties of the Company. Except as disclosed in the corresponding section of the disclosure memorandum (the "Disclosure Memorandum") delivered to Investors at or prior to the date of this Agreement (provided, however, that any information disclosed in any section of the Disclosure Memorandum shall be deemed disclosed in all other applicable sections of the Disclosure Memorandum even though not expressly set forth in such other section(s), provided that it is obvious that such disclosure is applicable to the other sections(s) and that the Company shall use its reasonable best efforts to number all exceptions noted in the Disclosure Memorandum to correspond to all applicable sections of this Agreement to which such exception refers), the Company represents and warrants to the Investors as follows (it being understood that, except in the case of any representation or warranty that by its terms is made only as of a specified date, each representation and warranty set forth in this Section 2 shall be deemed to be made by the Company both as of the date of this Agreement and, if the Closing occurs, as of the date of the Closing, subject to Section 6.7):

                  2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, business or operations of the Company.

                  2.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of September 18, 2001, 51,570,838


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shares of Common Stock, and no shares of Preferred Stock, were issued and outstanding. As of September 18, 2001, the Company has reserved an aggregate of no more than 22,800,000 shares of Common Stock for issuance to employees, consultants and other service providers upon exercise of substitute options granted in connection with the Company's spin-off from Technology Solutions Company ("TSC") and options granted pursuant to the Company's 1999 and 2000 stock plans, of which, as of September 18, 2001, options to purchase no more than 13,854,977 shares were either presently outstanding or had been specifically identified for grant. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no other outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal other than as provided in (i) the Rights Agreement, dated as of March 17, 2000, between the Company and Mellon Investor Services LLC (as the same may be amended from time to time, the "Rights Agreement"), (ii) the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the "ESPP"), (iii) this Agreement, (iv) as contemplated by the Rights Offering (as defined in Section 6.5) and (v) awards granted as permitted pursuant to Section 6.6(ii) of this Agreement. Except for the Reverse Split Amendment, the consummation of the transactions contemplated by this Agreement and the Rights Offering will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. As of the date hereof, the Company has furnished to Latham & Watkins, counsel to the Investors, a true and complete copy of its Certificate of Incorporation and By-laws.

                  2.3. Authorization. Except for (a) the affirmative vote of the Company's stockholders by the Requisite Company Votes (as defined in Section 7.3) as contemplated hereby and the formal call of the Company Stockholders Meeting (as defined in Section 6.8), (b) if necessary because the record date therefor is changed as contemplated by Section 6.5(v), formal declaration of the distribution necessary to effectuate the Rights Offering, (c) under the circumstances contemplated by Section 6.5(v), formal establishment of a record date for the Rights Offering other than that set forth in Section 6.5(iv), (d) formal approval by the Company's Board of Directors of the final Share Increase Amendment (as defined in Section 6.8), Certificate of Designation and Reverse Split Amendment (as defined in Section 6.8) in form for filing with the Delaware Secretary of State and (e) formal approval by the Company's Board of Directors of an increase in the designated amount of the Company's Series A junior participating preferred stock (each of which shall have been taken or obtained prior to the Closing), all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investor Rights Agreement (as defined in Section 7.4), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken and this Agreement constitutes, and when executed and delivered by the parties thereto at Closing (assuming due authorization, execution and delivery by the parties other than the Company) the Amended and Restated Investor Rights Agreement will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its


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respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) limitations on the enforceability of any indemnification provisions. The financial advisor to the Company, Deutsche Banc Alex. Brown, has delivered to the Company an opinion dated the date of this Agreement to the effect that the Transactions are fair, from a financial point of view, to the stockholders of the Company. As used herein the term "Transactions" means the purchase and sale of Shares pursuant hereto and the Rights Offering, in the manner described herein, in the Amended and Restated Investor Rights Agreement attached hereto, and in the draft of the Company's Registration Statement on Form S-3 dated September 22, 2001 as proposed to be filed with the U.S. Securities and Exchange Commission ("SEC") on or about the date hereof.

                  2.4. Valid Issuance of Shares. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the shares of common stock of the Company issuable upon conversion of the Shares after giving effect to the Reverse Split Amendment (the "Post-Split Common Stock"), will be duly and validly issued, fully paid, nonassessable, free of pre-emptive rights and will be free of restrictions on transfer other than restrictions (i) under applicable state and federal securities laws, (ii) set forth in the Amended and Restated Investor Rights Agreement and (iii) set forth in the Certificate of Designation limiting the transfer of the Shares for a period of one year after the Closing. Each share of Post-Split Common Stock issued upon conversion of the Shares will have attached to it one or more rights (each, a "Rights Plan Right") issued pursuant to the Rights Agreement, to the extent such Rights Plan Rights have not expired, been redeemed, become tradeable or otherwise separated from the Post-Split Common Stock prior to the date of such conversion and such Rights Agreement continues in full force and effect as of such date.

                  2.5. SEC Documents. Since January 1, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed since January 1, 2001 and prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended.

                  2.6. Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally


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accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are not material).

                  2.7. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby, except for the following (the "Required Governmental Matters"): (i) filings and termination or expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required,
(ii) the filing of Form D as required by the Securities Act of 1933, as amended (the "Securities Act"), (iii) filings under applicable state securities laws, which filings will have occurred within the appropriate time periods therefor,
(iv) the filing and declaration of effectiveness by the SEC of the Rights Offering Registration Statement (as defined in Section 6.5) and the Shelf Registration (as defined in the Amended and Restated Investor Rights Agreement),
(v) the filing and clearance for distribution by the SEC of a Proxy Statement with respect to the Company Stockholders Meeting, (vi) the filings required with the Delaware Secretary of State to effect the Share Increase Amendment, Certificate of Designation and Reverse Split Amendment, and (vii) the Company's periodic filings pursuant to Section 13 or 15(d) of the Exchange Act. Assuming such filings have been made, and declarations of effectiveness and clearances have been obtained and are continuing, within the appropriate time periods, the execution, delivery and performance of and compliance with this Agreement and the Amended and Restated Investor Rights Agreement, the issuance and sale of the Shares and the issuance of the shares of Post-Split Common Stock upon conversion of the Shares will not conflict with or violate any permit, concession, franchise, liens, judgment, order, decree, statute, law, ordinance, rule or regulation of any governmental authority applicable to the Company or any of its subsidiaries or any of its or their properties or assets. Subject to the foregoing provisions of this Section 2.7 and assuming that the representations of the Investors set forth in Section 3 below are true and correct, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from qualification requirements under applicable state securities laws.

                  2.8. Litigation. Except as disclosed in the SEC Documents, there is no material action, suit, proceeding or, to the Company's knowledge, investigation (including without limitation any suit, proceeding or investigation involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the Company's knowledge, currently threatened against the Company or its properties before any court, administrative agency or other governmental body (nor, to the Company's knowledge, is there any reasonable basis for any such action, suit, proceeding or


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investigation). The Company is not a party or subject to, and none of the assets of the Company is bound by, the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  2.9. Intellectual Property. To the Company's knowledge, the Company owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted. The Company has not, since February 15, 2000, received any written communications alleging violation by the Company of, nor, to the Company's knowledge, has it violated or by the conduct of its business as currently proposed will it violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other person or entity, and, to the knowledge of the Company, it is not infringing or violating such rights of any other person or entity, that in any such case would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company.

                  2.10. Employees. To the Company's knowledge, (i) none of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted or as currently proposed to be conducted, (ii) neither the execution nor delivery of this Agreement or the Amended and Restated Investor Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, and (iii) none of the Company's current employees is, by virtue of such employee's activities in connection with the Company's business, violating, infringing or misappropriating any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any former employer of such employee, that in any such case individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company.

                  2.11. Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation or By-laws, each as in effect as of the date hereof. On the Closing date, the Company will not be in violation or default of any provision of its Certificate of Incorporation or By-laws, each as in effect as of the date of the Closing. To the Company's knowledge, it is not in material violation or default (with or without notice or passage of time, or both) of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company, taken as a whole, or, to the Company's knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company taken


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as a whole. Subject to the Required Governmental Matters, the execution, delivery and performance of and compliance with this Agreement and the Amended and Restated Investor Rights Agreement, the issuance and sale of the Shares and the issuance of the shares of Post-Split Common Stock upon conversion of the Shares will not (i) result in a violation of or default under any provision of the Company's Certificate of Incorporation or By-laws as in effect as of the Closing or (ii) result in any such material violation of, or constitute, with or without the passage of time or giving of notice, any such material default under any such provision referred to in the immediately preceding sentence, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained or the failure of which to obtain would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise, business, assets, or liabilities of the Company taken as a whole), or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

                  2.12. Registration Rights. Except for that certain Registration Rights Agreement dated August 13, 1999 among TSC and the stockholders named therein, the Investor Rights Agreement, dated as of May 26, 2000, as amended, by and among the Company and TCV IV, L.P., TCV IV Strategic Partners, L.P., TCV III (GP), TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P., and as contemplated by the Amended and Restated Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.13. Disclosure. No representation or warranty contained in this Agreement, the Disclosure Memorandum or any certificate furnished or to be furnished to Investors at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  2.14. Acknowledgment Regarding the Investors' Purchase of the Shares. The Company acknowledges and agrees that the Investors are not acting as a financial advisor or acting as a fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Investors are "arms length" and that any statement made by the Investors or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investors' purchase of Shares and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Investors that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives and advisors.

                  2.15. Finders' Fees. Other than Deutsche Banc Alex. Brown, there is no investment bank, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.


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                  2.16. Delaware Section 203; Rights Agreement; Section 16(b).
The Board of Directors of the Company, at a meeting duly called (or for which notice was duly waived by all directors of the Company) and held on September 24, 2001, has approved (i) the terms of this Agreement and the forms of Certificate of Designation and Amended and Restated Investor Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the sale and issuance of the Shares and the issuance of the shares of Post-Split Common Stock upon conversion of the Shares), and such approval constitutes approval of such transactions by the Board of Directors of the Company under the provisions of Section 203 of the Delaware General Corporation Law; and (ii) an amendment to the Rights Agreement, and the Company and Mellon Investor Services L.L.C. have signed such amendment, which amendment provides, among other things, that (a) the TCV Investors (together with certain of their related parties) shall not shall become an "Acquiring Person" for purposes of the Rights Agreement provided that they do not beneficially own, in the aggregate, more than 35% of the shares of the Company's common stock then outstanding, (b) the SH Investors (together with certain of their related parties) shall not shall become an "Acquiring Person" for purposes of the Rights Agreement provided that they do not beneficially own, in the aggregate, more than 20% of the shares of the Company's common stock then outstanding, and (c) no TCV Investor or SH Investor (or certain of their related parties) shall be deemed to beneficially own or be the beneficial owner of shares of the Company's common stock solely by receipt of rights to purchase Series B Preferred Stock issued by the Company in connection with the transactions contemplated hereby. Prior to the Closing, the Company's Board of Directors shall comply with the provisions of Rule 16b-3(d) under the Exchange Act to exempt the issuance and sale of the Shares with respect to any member of the Company's Board of Directors who may be deemed to acquire the Shares pursuant to this Agreement.

                  2.17. No Undisclosed Liabilities. Except (i) as disclosed in the SEC Documents filed prior to the date hereof, (ii) for liabilities incurred since June 30, 2001 in the ordinary course of business and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby, the Company and its subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operation, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole.

                  2.18. Commitment Letter. The Company has delivered to the Investors a true and correct copy of the letter, dated September 18, 2001, from Bank of America, N.A. to the Company (the "BA Commitment Letter").

                  2.19. Material Adverse Change. Since June 30, 2001 until the date of this Agreement, there has been no change, event or development which has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operation, assets, liabilities or prospects of the Company and its subsidiaries,



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taken as a whole, except for the terrorist attacks in the United States on
September 11, 2001 and the subsequent impact on general economic and financial conditions.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing as follows:

                  3.1. Experience; Accredited Investor. Such Investor is experienced in evaluating companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment. Such Investor is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, except with respect to TCV III (GP), which is an "accredited investor" within the meaning of Rule 501(a)(8) of Regulation D promulgated under the Securities Act.

                  3.2. Purchase Entirely for Own Account. Such Investor is acquiring the Shares for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof, except for transfers to affiliated fund partnerships. Such Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares. Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

                  3.3. Rule 144. Such Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor understands and acknowledges that the certificate evidencing its Shares will be imprinted with certain legends, including but not limited to, the form of legend set forth in Section 3 of the Amended and Restated Investor Rights Agreement and a legend regarding restrictions on transfer under the Certificate of Designation.

                  3.4. Access to Data. Such Investor has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares, has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management and to review the Company's facilities. Nothing contained in this Section 3.4 shall limit in any respect the Company's representations and warranties contained in this Agreement.


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                  3.5. Authorization. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of any indemnification provisions.

                  3.6. Finders' Fees. There is no investment bank, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Investors who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         4. Additional Representation and Warranty of TCV Investors. Each of the TCV Investors, jointly and severally, represents and warrants that, as of the date hereof, in the aggregate, the TCV Affiliates directly own or have direct voting authority for 7,430,440 shares of Common Stock, including shares of Common Stock issuable upon conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock (but excluding Rights Plan Rights). The term "TCV Affiliates" shall mean the TCV Investors, Richard H. Kimball and Jay Hoag.

         5. Additional Representation and Warranty of SH Investors. Each of the SH Investors, jointly and severally, represents and warrants that, as of the date hereof, in the aggregate, the SH Affiliates directly own or have direct voting authority for 2,123,004 shares of Common Stock, including shares of Common Stock issuable upon conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock (but excluding Rights Plan Rights). The term "SH Affiliates" shall mean the SH Investors, Tench Coxe, the Anderson Living Trust U/A/D 1/22/98, G. Leonard Baker, Jr., The Coxe/Otus Revocable Trust U/A/D 4/23/98 and The Younger Living Trust U/A/D 1/20/95.

         6. Covenants.

                  6.1. Satisfaction of Conditions. The parties shall use their reasonable best efforts to satisfy in a timely manner each of the conditions set forth in Sections 7 and 8 of this Agreement, subject to Section 6.8. Without limiting the generality of the foregoing, (a) each of the TCV Investors agrees to use all reasonable efforts to deliver to tax counsel to the Company a letter of representations dated as of the date of the Closing in substantially the form of the draft dated September 24, 2001 circulated by Winston & Strawn, tax counsel to the Company, and (b) each of the SH Investors agrees to use all reasonable efforts to deliver to tax counsel to the Company a letter of representations dated as of the date of the Closing in substantially the form of the draft dated September 24, 2001 circulated by Winston & Strawn, tax counsel to the Company.

                  6.2. Antitrust Notification; Consent of Regulatory Authority. To the extent required by the HSR Act, each party hereto which is so required, will as promptly as practicable after the date hereof, file with the United State Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby, will promptly file any supplemental or additional information which may reasonably be required in connection therewith pursuant to the HSR Act, and will comply in all material respects with the requirements of the HSR Act.

                  6.3. Stand Still. Other than pursuant to this Agreement, the conversion of the Shares, pursuant to any distribution or dividend by the Company or pursuant to the Rights Plan Rights, each of the TCV Investors agrees, for itself and for the TCV Affiliates, and each of the SH Investors agrees, for itself and for the SH Affiliates, that it shall not and shall not permit any of its respective Investor Affiliates to, and its respective Investor Affiliates shall not, without the prior written consent of the Company, (a) purchase or otherwise acquire, directly or indirectly, any shares of Common Stock or Post-Split Common Stock or securities exercisable for or convertible into shares of Common Stock or Post-Split Common Stock prior to the earlier of (i) the termination of this Agreement pursuant to Section 9.1, and (ii) the Closing (unless the Closing shall have occurred prior to February 15, 2002, in which event the obligation set forth in this clause (a) shall continue until February 15, 2002), or (b) sell or otherwise dispose of any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock prior to the earlier of (i) the termination of this Agreement pursuant to Section 9.1, and (ii) the Closing. The term "Investor Affiliates" means (A) in the case of the TCV Investors, the TCV Affiliates, and (B) in the case of the SH Investors, the SH Affiliates.

                  6.4. Voting. Each Investor, severally and not jointly, agrees, and agrees to cause its respective Investor Affiliates to, vote all shares of Common Stock held by such Investor and its respective Investor Affiliates in favor of the proposed Company actions described in Section 8.4.

                  6.5. Rights Offering. The parties agree that the Company shall conduct a rights offering (the "Rights Offering") in which rights to purchase shares of Series B Preferred Stock will be distributed on a pro rata basis to all stockholders of the Company, subject to the following conditions:

                  (i) the Company shall use its reasonable best efforts to conduct the Rights Offering at the same time as the solicitation of proxies in respect of the Company Stockholders Meeting;

                  (ii) the closing of the Rights Offering shall be conditioned upon and concurrent with the Closing;

                  (iii) the Company shall use its reasonable best efforts to complete the Rights Offering within 90 days after execution of this Agreement;

                  (iv) the rights shall only be issued to stockholders of record on the record date (which, subject to clause (v) below, shall be the tenth (10th) Nasdaq National Market trading day following the date of the first public announcement of the sale of Series B Preferred Stock pursuant to this Agreement) and shall be non-transferable;

                  (v) notwithstanding the foregoing, the parties acknowledge and agree that the Company may establish a new record date for the issuance of rights pursuant to the Rights Offering in order to comply with applicable law or if the Company is unable to obtain applicable regulatory review and clearance of the offering documents for the Rights Offering in time sufficient to allow the Company to mail such documents and issue such rights to the applicable Company stockholders on or before the date which is the maximum number of days after the record date contemplated by Section 6.5(iv) as is permitted by the Delaware General Corporation Law;

                  (vi) stockholders (other than the Investors, and, with respect to unvested restricted Common Stock, certain directors and employees of the Company or its subsidiaries) shall be entitled to purchase shares of Series B Preferred Stock in the Rights Offering up to an amount such that their percentage ownership upon completion of the Rights Offering and the Closing would be approximately equal to their percentage ownership of the Company prior to the Rights Offering and the Closing;

                  (vii) the price to be paid for the shares of Series B Preferred Stock in the Rights Offering shall be the same price per share paid by the Investors at the Closing;

                  (viii) the rights issued in the Rights Offering shall expire no later than thirty days following their issuance (provided that the Company may extend the expiration of such rights by any period determined by the Company to be reasonably necessary in order to effect the Rights Offering as contemplated hereby); and

                  (ix) each of the Investors agrees that it shall not, and it shall cause its respective Investor Affiliates not to, exercise or otherwise take any action with respect to any rights it receives pursuant to the Rights Offering.

Within two business days following the date hereof, the Company shall file with the SEC a Registration Statement on Form S-3 registering the rights to be issued in the Rights Offering, the shares of Series B Preferred Stock to be offered and sold in the Rights Offering, as well as the Post- Split Common Stock issuable upon conversion of any such shares of Series B Preferred Stock (the "Rights Offering Registration Statement"). The Company shall use all reasonable efforts to cause, as promptly as practicable, the Rights Offering Registration Statement to be declared effective by the SEC and thereafter to be mailed to the Company's stockholders as of the applicable record date. The Company shall provide the Investors with copies of all correspondence received from the SEC with respect to the Rights Offering Registration Statement. The Company shall not respond to any comments from the SEC regarding the Rights Offering Registration Statement, or amend or supplement the Rights Offering Registration Statement, without first consulting with the Investors regarding the terms of such response, amendment or supplement and providing the Investors a reasonable opportunity to provide their comments to the Company with respect thereto.

                  6.6. Interim Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (except as expressly contemplated or permitted by this Agreement, as permitted or disclosed pursuant to the Disclosure Memorandum or to the extent that the Investors otherwise consent in writing):

                  (i) The Company shall not, and shall not propose to, (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (c) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for (y) the acquisition of shares of its capital stock in whole or partial satisfaction of the exercise price or applicable tax withholding requirements in respect of any option, restricted stock or similar award made pursuant to any benefit or compensation plan, agreement or arrangement maintained or assumed by the Company or its subsidiaries which provides for the issuance of Company capital stock (including without limitation the substitute options granted in connection with the Company's spin-off from TSC, the "Company Stock Plans") and (z) for acquisitions by the Company or its subsidiaries of shares of the Company pursuant to stock- based compensation arrangements or agreements that permit the repurchase of such shares upon termination of services to the Company or its subsidiaries for a price not greater than the cost thereof to the applicable service provider.

                  (ii) The Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (a) pursuant to the ESPP, (b) grants of options, restricted stock and other equity-based awards to directors and employees of the Company and its subsidiaries (including any newly hired employee) pursuant to any Company Stock Plan in amounts consistent with past practices taking into account the relative position and responsibilities with the Company and its subsidiaries of each such award recipient, (c) the issuance of capital stock of the Company upon exercise of options or the settlement of other awards granted under the Company Stock Plans, or (d) in accordance with the Rights Agreement.

                  (iii) Except to the extent required to comply with its obligations hereunder or as required by law, the Company shall not amend or propose to amend its Certificate of Incorporation or By-Laws, except that the Company may amend its Certificate of Incorporation to increase the number of designated shares of the Company's Series A junior participating preferred stock.

                  6.7. Updated Schedules. Prior to the Closing, the Company may update the Disclosure Memorandum to reflect any matter occurring after the date of this Agreement that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Memorandum. Any such update of the Disclosure Memorandum shall qualify the Company's representations and warranties for purposes of Section 2 and Section 10.2, but shall not qualify the Company's representations and warranties for purposes of determining whether the condition to Closing set forth in Section 7.1 has been satisfied.

                  6.8. Company Stockholders Meeting. The Company shall call and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of voting upon proposals to (i) amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000 and the number of authorized shares of Preferred Stock to 40,000,000, which amendment shall not give effect to the Reverse Split Amendment (the "Share Increase Amendment"), (ii) amend the Company's Certificate of Incorporation to effect a one-for-ten stock combination, or reverse stock split, of the Company's Common Stock and a decrease in the number of shares of the Company's authorized common stock to one-tenth the amount authorized immediately prior thereto (the "Reverse Split Amendment"), and (iii) issue and sell the Shares pursuant hereto and to issue the shares of Post-Split Common Stock issuable upon conversion of the Shares (the "Share Issuance"). The Company shall use its reasonable efforts to schedule and hold the Company Stockholders Meeting as soon as practicable after the SEC has reviewed and cleared for distribution the Proxy Statement (as defined below). The Company, through its Board of Directors, shall recommend to the Company's stockholders entitled to vote at the Company Stockholders Meeting that they vote in favor of each of the proposals set forth in this Section 6.8, provided, however, that the Company's Board of Directors may withdraw, modify or change such recommendation to the extent that the Company's Board of Directors determines to do so in the exercise of their fiduciary duties.

                  6.9. Proxy Statement. As soon as practicable following the date hereof, the Company shall file with the SEC a proxy statement to be sent to stockholders of the Company in connection with the Company Stockholders Meeting (the "Proxy Statement"). The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders entitled to vote at the Company Stockholders Meeting as promptly as practicable after completion of the review of such Proxy Statement by the SEC. The Company shall not respond to any comments from the SEC regarding the Proxy Statement, or amend or supplement the Proxy Statement, without first consulting with the Investors regarding the terms of such response, amendment or supplement and providing the Investors a reasonable opportunity to provide their comments to the Company with respect thereto.

                  6.10. Notification; Government Filings. Each party shall promptly advise the others orally and in writing if such party has knowledge of
(i) any of its representations or warranties as made herein becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant or agreement required to be complied with or satisfied by it under this Agreement or (iii) any change, event or circumstance that has had or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially adversely affect its ability to consummate the transactions contemplated hereby that are to be consummated by it, in the manner and within the time periods specified herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement (subject to Section 6.7 hereof). Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will use all reasonable efforts to keep the other parties apprised of the status of matters relating to the completion of the transactions contemplated hereby.

                  6.11. Access to Information; Confidentiality. From the date hereof until the earlier of the Closing or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Investors reasonable access during normal business hours to all of its and its subsidiaries' properties, books, contracts, commitments and records and its officers, management employees and representatives (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney-client and work product privileges). Any requests for access pursuant to this Section 6.11 shall be submitted to the Chief Financial Officer of the Company (or such other officer of the Company as may be designated from time to time by the Company). The Investors shall, and shall cause their respective representatives to, hold in strict confidence and not disclose to any third party all non-public documents and information furnished to such Investors or their representatives in connection with the transactions contemplated by this Agreement, except that each of the Investors and their representatives may disclose, after providing prior written notice and a reasonable opportunity to object to and prevent such disclosure to the Company, any information that it is advised by its counsel it is required by law or judicial or administrative order to disclose.

                  6.12. Approvals and Consents; Cooperation. Each of the Company and Investors shall cooperate with each other and use its respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the make effective the transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the sale of the Shares and the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, orders and approvals, in each case subject to Section 6.8.

                  6.13. Certain Preferred Stock Terms. The parties agree that, for purposes of the Certificate of Designation, (i) the "Series B Original Issue Price" as defined and to be set forth therein shall equal the Purchase Price,
(ii) the number of shares of preferred stock of the Company that shall be designated as Series B Preferred Stock shall be established by the Company's Board of Directors as the amount reasonably determined by the Company to be necessary in order to complete the Rights Offering and the issuance of the Shares hereunder upon the Closing, and (iii) the Investor Agreement as defined in and contemplated thereby shall be the Amended and Restated Investor Rights Agreement.

         7. Conditions of Investors' Obligations at the Closing. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment or waiver by the Investor on or before such Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  7.1. Accuracy of Representations. The representations and warranties of the Company contained in Section 2, without giving effect to the changes in the Disclosure Memorandum permitted by Section 6.7, shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except (i) for changes specifically permitted by this Agreement and (ii) that those matters which address matters only as of particular date shall only remain true and correct in all material respects as of such date.

                  7.2. Performance of Covenants. The Company shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  7.3. Stockholder Approval. The stockholders of the Company entitled to vote at the Company Stockholders Meeting shall have approved by the requisite vote under the General Corporation Law of the State of Delaware and the rules of The Nasdaq Stock Market, Inc. the Share Increase Amendment, Share Issuance and Reverse Split Amendment, and the majority of the Disinterested Stockholders present in person or represented by proxy and entitled to vote at the Company Stockholders Meeting shall have approved the Share Issuance (collectively, the "Requisite Company Votes"). For purposes hereof, the term "Disinterested Stockholders" means holders of the Company's Common Stock other than the Investors, Jay Hoag, Richard H. Kimball, Tench Coxe, the Anderson Living Trust U/A/D 1/22/98, G. Leonard Baker, Jr., The Coxe/Otus Revocable Trust U/A/D 4/23/98 and The Younger Living Trust U/A/D 1/20/95.

                  7.4. Agreements and Documentation. Each of the Investors shall have received the following documents, each of which shall be in full force and effect:

                  (i) the Amended and Restated Investor Rights Agreement by and among the Company and TCV IV, L.P., TCV IV Strategic Partners, L.P., TCV III (GP), TCV III, L.P., TCV III (Q), L.P., TCV III Strategic Partners, L.P. and Sutter Hill Ventures, Sutter Hill Entrepreneurs Fund
         (AI), L.P., Sutter Hill Entrepreneurs Fund (QP), L.P. and Sutter Hill Associates, L.P., which is to be substantially in the form of Exhibit C hereto (the "Amended and Restated Investor Rights Agreement"), executed by the Company;

                  (ii) a copy of the amendment to the Rights Agreement described in Section 2.16 hereof;

                  (iii) a compliance certificate of the Company executed by its President, dated the date of the Closing, stating that the conditions in Sections 7.1, 7.2, 7.3, 7.6 and 7.9 have been fulfilled;

                  (iv) an opinion of legal counsel, dated as of the date of the Closing, addressed to the Investors in the form and substance reasonably satisfactory to the Investors; and

                  (v) a copy of an opinion of Deutsche Banc Alex. Brown to the effect that, as of September 24, 2001, the Transactions are fair, from a financial point of view, to the stockholders of the Company (and such opinion shall not have been withdrawn or modified). Each Investor acknowledges that it is not an addressee to such fairness opinion and has no third party beneficiary rights to any of the matters set forth therein.

                  7.5. Share Increase Amendment; Reverse Split Amendment; Certificate of Designation. The Company shall have caused the following documents to have been duly filed, executed and become effective under the laws of the State of Delaware, in the following order: (i) the Share Increase Amendment, (ii) the Reverse Split Amendment and (iii) the Certificate of Designation.

                  7.6. Senior Indebtedness. The Company shall have either (i) secured an amendment to the Amended and Restated Business Loan Agreement, dated as of December 30, 2000 (the "Loan Agreement"), between Bank of America, N.A. and the Company, extending the expiration date thereof until at least December 31, 2002 and a written waiver of any and all defaults existing thereunder (in form and substance reasonably acceptable to the Investors), or (ii) replaced the Loan Agreement with a line of credit of at least equal size and a termination date no earlier than December 31, 2002 on substantially the terms set forth in the BA Commitment Letter (or terms no less favorable to the Company than such terms), with Bank of America, N.A. or another lender or lenders selected by the Company (the "Replacement Loan Agreement"). As of the date of the Closing, there shall be no defaults (with or without notice or the passage of time or both) by the Company which have occurred and are continuing (and have not been waived by the applicable lender(s)) under any material covenant or agreement of the Company included in the Loan Agreement or Replacement Loan Agreement, as applicable.

                  7.7. Regulatory Approvals. All consent, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect and the waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                  7.8. No Restraints. No court or governmental or regulatory authority of competent jurisdiction shall have issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action or proceeding instituted by any governmental or regulatory authority and pending against the Company which seeks to prohibit or alter the transactions contemplated by this Agreement.

                  7.9. Material Adverse Change. Since the date of this Agreement, there shall have been no change, event or development (including without limitation any worsening in any existing condition) which has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operation, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, except for (a) changes, events or developments to the extent described on Exhibit 7.9 hereto, and (b) changes resulting from the transactions contemplated by this Agreement.

                  7.10. Tax Opinion. The Company shall have received a tax opinion of Winston & Strawn or such other counsel reasonably acceptable to the Investors, dated as of the date of the Closing, to the effect that the issuance of the Shares at the Closing pursuant to this Agreement and the issuance of Series B Preferred Stock in connection with the Rights Offering will not cause TSC's distribution of the stock of the Company to be taxable under Section 355(e) of the Internal Revenue Code of 1986, as amended (the "Code").

                  7.11. Listing. The Post-Split Common Stock issuable upon conversion of the Shares shall have been approved for listing on The Nasdaq National Market.

                  7.12. Shares Purchased at Closing. All of the Shares are purchased at Closing by all of the Investors.

                  7.13. Other. The Company shall have received those consents and waivers that are necessary, if any, so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute or cause a change of control under any existing contract between the Company and any senior executive of the Company that would entitle such senior executive to rights thereunder in addition to those that would exist had such change of control not occurred.

         8. Conditions of the Company's Obligations at the Closing. The obligations of the Company to sell Shares to each Investor at the Closing are subject to the fulfillment, or waiver by the Company, on or before the Closing of each of the following conditions:

                  8.1. Accuracy of Representations. The representations and warranties of the Investors contained in Sections 3, 4 and 5 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except (i) for changes specifically permitted by this Agreement and
(ii) that those matters which address matters only as of particular date shall only remain true and correct in all material respects as of such date.

                  8.2. Performance of Covenants. The Investors shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  8.3. Effectiveness of Registration Statement. The Rights Offering Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order shall have been issued by the SEC with respect to such Rights Offering Registration Statement (and no proceedings shall have been initiated, or to the Company's knowledge, threatened, for that purpose).

                  8.4. Stockholder Approvals and Related Matters. Each of the Share Increase Amendment, Share Issuance and Reverse Split Amendment shall have been approved by the applicable Requisite Company Votes, and the Share Increase Amendment, Reverse Split Amendment and Certificate of Designation shall have become effective with the Secretary of State of the State of Delaware.

                  8.5. Agreements and Documentation. The Company shall have received the following documents , each of which shall be in full force and effect:

                  (i) the Amended and Restated Investor Rights Agreement executed by each Investor;

                  (ii) a compliance certificate of each Investor, dated the date of the Closing, stating that the conditions in Section 8.1 and Section
         8.2 have been fulfilled;

                  (iii) a tax opinion of Winston & Strawn or such other counsel reasonably acceptable to the Company, dated as of the date of the Closing, to the effect that the issuance of the Shares at the Closing pursuant to this Agreement and the issuance of Series B Preferred Stock in connection with the Rights Offering will not cause TSC's distribution of the stock of the Company to be taxable under Section 355(e) of the Code; and

                  (iv) an opinion of Deutsche Banc Alex. Brown to the effect that, as of September 24, 2001, the Transactions are fair, from a financial point of view, to the stockholders of the Company (and such opinion shall not have been modified or withdrawn).

                  8.6. Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect and the waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                  8.7. No Restraints. No court or governmental or regulatory authority of competent jurisdiction shall have issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action, proceeding or investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

                  8.8. Rights Offering. The Rights Offering shall close concurrently and all rights issued pursuant to the Rights Offering shall have been exercised (in whole or part) or expired.

                  8.9. Shares Purchased at Closing. All of the Shares are purchased at Closing by all of the Investors.

         9. Termination.

                  9.1. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the Company's stockholders of the Share Issuance, Share Increase Amendment or Reverse Split Amendment, by the mutual written consent of the Company and the Investors, or as follows:

                  (a) The Company shall have the right to terminate this Agreement upon written notice provided to the Investors:

                           (i) if the Share Issuance is not completed by
                  February 1, 2002 (unless due to a delay or default on the part of the Company);

                           (ii) if the Share Increase Amendment, Share Issuance,
                  Reverse Split Amendment or Rights Offering is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order; or

                           (iii) if the stockholders of the Company fail to
                  approve by the Requisite Company Votes any of the matters contemplated by Section 8.4 at the Company Stockholders Meeting.

                  (b) The Investors, acting together, shall have the right to terminate this Agreement upon written notice provided to the Company:

                           (i) if the Share Issuance is not completed by
                  February 1, 2002 (unless due to a delay or default on the part of any Investor);

                           (ii) if the Share Increase Amendment, Share Issuance,
                  Reverse Split Amendment or Rights Offering is enjoined by a final, unappealable court order not entered at the request or with the support of any Investor and if the Investors shall have used reasonable efforts to prevent the entry of such order; or

                           (iii) if the stockholders of the Company fail to
                  approve by the Requisite Company Votes any of the matters contemplated by Section 8.4 at the Company Stockholders' Meeting.

                  9.2. Effect of Termination. In the event of termination of this Agreement pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, the Investors or their respective officers or directors (except as set forth in this Section 9.2, the last sentence of Section 6.11 and Sections
10.1 and 10.3 through 10.12, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability which such party may have for any breach of this Agreement by such party.

         10. Miscellaneous.

                  10.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois without regard to choice of laws or conflict of laws provisions thereof.

                  10.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor or the Company, as applicable, and shall survive to the date which is 30 days after audited consolidated financial statements of the Company for the Company's fiscal 2002 year are delivered to the Investors (it being understood that any representation that is modified by the updated Disclosure Memorandum as contemplated by Section 6.7 shall survive only in the form as modified by the updated Disclosure Memorandum), except that the agreements set forth in the final sentence of Section 6.11 shall survive without limitation as to time. All statements of the Company as to factual matters contained in any certificate or exhibit delivered by or on behalf of, and under the name of, the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of the date of such certificate or exhibit.

                  10.3. Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that prior to a Closing the rights of an Investor to purchase the Shares at the Closing shall not be assignable without the consent of the Company.

                  10.4. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any prior agreements, understanding or representations with respect to the subject matter hereof, are superseded by this Agreement and shall have no further force or effect. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  10.5. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by a nationally recognized overnight courier, (c) sent by confirmed facsimile or (d) otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at such Investor's principal address as set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, (ii) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given 48 hours after proper deposit in a mailbox; if by overnight courier, notice shall be deemed to be given 24 hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt.

                  10.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  10.7. Finder's Fee. The Company shall indemnify and hold each of the Investors harmless and each Investor shall, severally and not jointly, indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder's fee in connection with the sale of the Shares (including the costs, expenses and legal fees of defending against such liability) for which the Company or such Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

                  10.8. Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  10.9. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

                  10.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  10.11. Legal Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  10.12. Expenses. Whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Investors for the reasonable fees and expenses incurred by the Investors in connection with the transactions contemplated by this Agreement including, but not limited to, the reasonable fees and expenses of counsel for each of the Investors and any HSR Act filing fees (if applicable).

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       eLOYALTY CORPORATION

                                       By: /s/ Timothy J. Cunningham
                                           -------------------------------------
                                       Name:  Timothy J. Cunningham
                                       Title: Senior Vice President and Chief
                                              Financial Officer

                                       Address:   150 Field Drive, Suite 250
                                                  Lake Forest, IL 60045

THE INVESTORS:

        TCV IV, L.P., a Delaware limited partnership
        By:   Technology Crossover Management IV, L.L.C.
        Its:  General Partner

        By:   /s/ Carla S. Newell
              ------------------------------------------------
              Name:  Carla S. Newell
              Title: Attorney in Fact

        TCV IV STRATEGIC PARTNERS, L.P., a Delaware limited partnership
        By:   Technology Crossover Management IV, L.L.C.
        Its:  General Partner

        By:   /s/ Carla S. Newell
              ------------------------------------------------
              Name:  Carla S. Newell
              Title: Attorney in Fact

        TCV III (GP), a Delaware general partnership
        By:   Technology Crossover Management III, L.L.C.
        Its:  General Partner

        By:   /s/ Carla S. Newell
              ------------------------------------------------
              Name:  Carla S. Newell
              Title: Attorney in Fact

        TCV III, L.P., a Delaware limited partnership
        By:   Technology Crossover Management III, L.L.C.
        Its:  General Partner

        By:   /s/ Carla S. Newell
              ------------------------------------------------
              Name:  Carla S. Newell
              Title: Attorney in Fact

        TCV III (Q), L.P., a Delaware limited partnership
        By:   Technology Crossover Management III, L.L.C.
        Its:  General Partner

        By:   /s/ Carla S. Newell
              ------------------------------------------------
              Name:  Carla S. Newell
              Title: Attorney in Fact

TCV III STRATEGIC PARTNERS, L.P., a Delaware limited partnership
By:     Technology Crossover Management III, L.L.C.
Its:    General Partner

By:     /s/ Carla S.  Newell
        ------------------------------------------------------
        Name:  Carla S. Newell
        Title: Attorney in Fact

SUTTER HILL VENTURES, a California limited partnership
By:     Sutter Hill Ventures, LLC
Its:    General Partner

By:     /s/ Tench Coxe
        ------------------------------------------------------
        Name:  Tench Coxe
        Title: Managing Director

SUTTER HILL ENTREPRENEURS FUND (AI), L.P., a California limited partnership
By:     Sutter Hill Ventures, LLC
Its:    General Partner

By:     /s/ Tench Coxe
        ------------------------------------------------------
        Name:  Tench Coxe
        Title: Managing Director

SUTTER HILL ENTREPRENEURS FUND (QP), L.P., a California limited partnership
By:     Sutter Hill Ventures, LLC
Its:    General Partner

By:     /s/ Tench Coxe
        ------------------------------------------------------
        Name:  Tench Coxe
        Title: Managing Director

SUTTER HILL ASSOCIATES, L.P., a California limited partnership

        /s/ Tench Coxe
        ------------------------------------------------------
        By:  Tench Coxe
        Its: General Partner

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

---------------------------------------------------------------------------------------------
The following are the "TCV     Maximum Aggregate Investment:       Percentage of TCV Shares:
Investors" for the purposes
of the Agreement (list
continues on 2 pages):
---------------------------------------------------------------------------------------------
TCV IV, L.P., a Delaware       $12,027,468.00                      80.18312%
limited partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)
---------------------------------------------------------------------------------------------
TCV IV STRATEGIC               $   452,658.00                      3.01772%
PARTNERS, L.P., a Delaware
limited partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)

---------------------------------------------------------------------------------------------
TCV III (GP), a Delaware       $    18,298.50                      .12199%
general partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
The following are the "TCV     Maximum Aggregate Investment:       Percentage of TCV Shares:
Investors" for the purposes
of the Agreement (list
continues on 2 pages):
---------------------------------------------------------------------------------------------
TCV III, L.P., a Delaware            $   86,916.00                       .57944%
limited partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)

---------------------------------------------------------------------------------------------
TCV III (Q), L.P., a Delaware        $2,310,078.00                       15.40052%
limited partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)

---------------------------------------------------------------------------------------------
TCV III STRATEGIC                    $  104,581.50                       .69721%
PARTNERS, L.P., a Delaware
limited partnership
528 Ramona Street
Palo Alto, California 94301
Fax: 650-614-8222
(principal address)

56 Main Street, Suite 210
Millburn, New Jersey 07041
(copy)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
The following are the "SH      Maximum Aggregate Investment:        Percentage of SH Shares:
Investors" for purposes of
the Agreement:
---------------------------------------------------------------------------------------------
SUTTER HILL VENTURES,                  $8,002,298.00                       80.02298%
a California limited
partnership
755 Page Mill Road
Suite A-200
Palo Alto, California 94304
Fax: 650-858-1854

---------------------------------------------------------------------------------------------
SUTTER HILL                            $   52,360.00                       .52360%
ENTREPRENEURS FUND
(AI), L.P., a California limited
partnership
755 Page Mill Road
Suite A-200
Palo Alto, California 94304
Fax: 650-858-1854

---------------------------------------------------------------------------------------------
SUTTER HILL                            $  132,572.00                       1.32572%
ENTREPRENEURS FUND
(QP), L.P., a California limited
partnership
755 Page Mill Road
Suite A-200
Palo Alto, California 94304
Fax: 650-858-1854

---------------------------------------------------------------------------------------------
SUTTER HILL                            $1,812,770.00                       18.12770%
ASSOCIATES, L.P., a
California limited partnership
755 Page Mill Road
Suite A-200
Palo Alto, California 94304
Fax: 650-858-1854
---------------------------------------------------------------------------------------------

                                   EXHIBIT A-1

                         Formula for Determining Shares

         The following describes how the number of Shares shall be determined. For purposes of the Agreement, the term "Shares" means an amount of shares of Series B Preferred Stock that shall be (equal to the lesser of (i) $25 million divided by the Purchase Price and (ii) the sum of NBS(1) and NBS(2) each as defined below). Notwithstanding anything to the contrary, it is understood and agreed that the transactions described below shall be deemed to occur simultaneously immediately after the filing of the Reverse Split Amendment and the Certificate of Designation and that the Closing with respect to all Shares shall take place at the Closing. Unless otherwise specified, all capitalized terms not defined herein shall have the meaning specified in the Share Purchase Agreement to which this Exhibit A-1 is attached.

         A. Certain Definitions.

         "Common Stock" means the common stock, $.01 par value per share, of the Company after giving effect to the Reverse Split Amendment.

         "TSO" -- the total number of shares of Common Stock outstanding immediately prior to the Closing. This number includes the number of such shares owned by the TCV Affiliates and the SH Affiliates as of the date of the Closing. It does not include the number of shares of unvested restricted Common Stock that have been issued to employees or that will be exchanged for options in any tender offer initiated by the Company (the "Restricted Stock").

         "BST" -- the number of `bad shares' or otherwise stated the number of shares of Common Stock owned by the TCV Affiliates and the SH Affiliates immediately prior to the Closing.

         "GST" -- the number of `good shares' or otherwise stated the number of shares of Common Stock (other than Restricted Stock) owned by shareholders other than the TCV Affiliates and the SH Affiliates immediately prior to the Closing. This can be calculated as TSO minus BST.

         "NBS(1)" -- the number of shares of Series B Preferred Stock that will be issuable to the TCV) Investors and the SH Investors together in Step One (as defined below).

         "Cushion" -- the percentage at which the ownership of the TCV Affiliates and the SH Affiliates together falls within the guidelines expressed by the Company's Tax Counsel. This percentage requires that the TCV Affiliates and the SH Affiliates own less than a majority of the voting interest and value of the Company at any point and has been set at 47% to allow some cushion for calculation purposes.

         "CS" -- the closing sales price of the Common Stock (adjusted as necessary to give effect to the Reverse Stock Split) on The Nasdaq National Market (or, if the Common Stock is not so traded, the closing bid or sale price, whichever is applicable, in the over-the-counter or other market on which the Common Stock is principally traded) on the Closing date.

         "PS" -- the Purchase Price (i.e. the purchase price of the Series B Preferred Stock).

         "PCE" -- the initial value attributed to each of the shares of Series B Preferred Stock which has been set at 120% of the CS.

         "VTP" -- the value attributed to each of the shares of Series B Preferred Stock for purposes of the tax analysis that is determined to be the greater of (a) PCE and (b) PS.

         "Code" -- means the Internal Revenue Code of 1986, as amended.

         "TCV Affiliates" -- means the (i) TCV Investors or any of their predecessors or successors, (ii) any pooled investment vehicle managed by Technology Crossover Management LLC, Technology Crossover Management II, LLC, Technology Crossover Management III, LLC, Technology Crossover Management IV, LLC, or any entity in which Jay C. Hoag or Richard H. Kimball is a managing member or general partner (individually, a "TCM Managing LLC"); (iii) TCVF Management, LLC; (iv) any pooled investment vehicle managed directly by Jay C. Hoag or Richard H. Kimball; (v) any predecessor or successor of the foregoing entities; (vi) any individual that both (a) has an equity interest in a TCM Managing LLC and (b) is an investment professional employed by TCMI, Inc.; and
(vii) any other person that is related to any of the TCV Investors or any of their predecessors or successors within the meaning of Code Sections 267(b) and 707(b)(1).

         "ownership" of shares or securities includes any actual ownership of such shares or securities and any constructive ownership under the rules of Code
Section 318(a)(2), applied without regard to the phrase "50-percent or more in value" in Code Section 318(a)(2)(C), of such shares or securities.

         "SH Affiliates" -- means (i) the SH Investors and any predecessor or successor of any of the SH Investors; (ii) Anderson Living Trust U/A/D 1/22/98,
G. Leonard Baker, Jr., The Coxe/Otus Revocable Trust U/A/D 4/23/98 and The Younger Living Trust U/A/D 1/20/95; (iii) any pooled investment vehicle managed by Sutter Hill Ventures, LLC or Sutter Hill Management Company, LLC or by any entity in which David L. Anderson, G. Leonard Baker, Jr., William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither or James N. White is a managing member or general partner (individually, a "SH Managing LLC"); (iv) any pooled investment vehicle managed directly by David L. Anderson, G. Leonard Baker, Jr., William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither or James N. White; (v) any predecessor or successor of the foregoing entities; (vi) any individual that both (a) has an equity interest in a SH Managing LLC and (b) is an investment professional currently employed by Sutter Hill Management Company, LLC.; and (vii) any other person that is related to any of the SH Investors or any of their predecessors or successors within the meaning of Code Sections 267(b) and 707(b)(1).

         B. Determination of Shares.

         1. In "Step One", there shall be determined how many shares of Series B Preferred Stock are issuable to the Investors prior to giving effect to any portion of the Rights Offering. In Step One, the amount of shares of Series B Preferred Stock issuable to the Investors is equal to NBS(1).

                  The tax analysis means that we have to satisfy two tests, a value test and a voting test, to ensure that the TCV Affiliates and the SH Affiliates together do not own more than 47% of the outstanding shares of the Company or more than 47% of the value of the outstanding shares of the Company immediately after giving effect to Step One (but before giving effect to Step Two or Step Three). Therefore, the number of shares issuable to the Investors together in Step One, and the final "NBS(1)" for purposes of the remaining provisions hereof, is the lesser of the two possible values of) NBS(1) determined pursuant to the formulae set forth below.)

VOTING TEST
-----------
(BST + (NBS(1))/             = Cushion (or 47%)        (SOLVE FOR NBS)(1)
(TSO + (NBS)(1))

VALUE TEST
----------
[(BST*CS) + (NBS(1)*VTP)]/   = Cushion (or 47%)        (SOLVE FOR NBS)1
[(TSO*CS) + (NBS(1)*VTP)]

         2. In "Step Two", the Company is deemed to issue shares of Series B Preferred Stock that are subscribed for by each holder who exercises rights issued pursuant to the Rights Offering, up to an amount determined, based on the amount of each holder's subscription, so that such holder is permitted to maintain its proportional equity ownership in the Company immediately prior to the Closing (based on the shares held by such holder as of the record date for the Rights Offering), but after giving effect to Step One. It is understood that, for purposes of computing such equity ownership under this Step Two, Restricted Stock is considered to be outstanding.

         3. In "Step Three", there shall be determined how many shares of Series B Preferred Stock are issuable to the Investors after giving effect to Steps One and Two. In Step (Three, the amount of Series B Preferred Stock issuable to the Investors is equal to NBS(2).

         For the purpose of Step Three, the calculation of the amount of shares issuable to the Investors together is essentially the same as in Step One, except that we have to add (i) the number/value, as applicable, of the shares issuable in Step One to the numerator and denominator of the ratio used in such calculation and (ii) the number/value, as applicable, of the shares issuable in Step Two to the denominator of the ratio used in such calculation. For the purposes of the value test described below, these new shares issued in Step Two are Series B Preferred Stock and are therefore valued at the value test price
(VTP). All the definitions are the same as above in Step One. Two new factors have been added:

         "NBS(2)" -- the number of shares of Series B Preferred Stock that are issuable to the TCV) Investors and the SH Investors together in Step Three.

         "RO" -- the number of shares of Series B Preferred Stock issuable in Step Two.

         Therefore, the number of shares issuable to the Investors together in Step Three, and the final "NBS(2)" for purposes of the remaining provisions hereof, is the lesser of the two possible values of) NBS(2) determined pursuant to the formulae set forth below.)

                                VOTING TEST
                                -----------

(BST + NBS(1) + NBS(2)/                                     = Cushion (or 47%) SOLVE FOR NBS(2)
(TSO + RO + NBS(1) + NBS(2)

                                VALUE TEST
                                ----------

[(BST*CS) + (NBS(1)*VTP) + (NBS(2)*VTP)]/                   = Cushion (or 47%) SOLVE FOR NBS(2)
[(TSO*CS) + (RO*VTP) + (NBS(1)*VTP) + (NBS(2)*VTP)]

Omitted Exhibits:

1. EXHIBIT B -- CERTIFICATE OF DESIGNATION (filed separately)
2. EXHIBIT C -- AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (filed separately)
3. EXHIBIT 7.9 -- EXCEPTIONS TO MATERIAL ADVERSE CHANGE

The issuer will furnish to the Securities and Exchange Commission supplementally a copy of any omitted exhibit on request.